NEWS RELEASE
THE LACLEDE GROUP

720 Olive Street, St. Louis, MO 63101

CONTACT: Richard N. Hargraves

(314) 342-0652

FOR IMMEDIATE RELEASE

The Laclede Group declares quarterly dividend

ST. LOUIS, MO, November 18, 2004 — The Board of Directors of The Laclede Group, Inc. (NYSE: LG) at a meeting held November 18, 2004 declared a quarterly dividend of 34 cents per share on the $1 Par Common Stock, payable January 3, 2005, to stockholders of record on December 10, 2004.

In addition, the Board of Directors of Laclede Gas Company declared a quarterly dividend of 31 1/4 cents per share on Preferred Stock, Series B, and a quarterly dividend of 28 1/2 cents per share on Preferred Stock, Series C, payable December 31, 2004 to stockholders of record December 10, 2004.

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